UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED

IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

(Amendment No.     )

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Sigma-Aldrich Corporation

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The following presentation was posted to Sigma-Aldrich Corporation’s intranet site on October 2, 2014:

M Merck KGaA
Darmstadt Germany
LIVING INNOVATION
SINCE 1668
M

M Merck KGaA
Darmstadt Germany
Disclaimer
Cautionary Note Regarding Forward-Looking Statements
This communication may include “forward-looking statements.” Statements that include words such as “anticipate,” “expect,” “should,” “would,” “intend,” “plan,” “project,” “seek,” “believe,” “will,” and other words of similar meaning in connection with future events or future operating or financial performance are often used to identify forward-looking statements. All statements in this communication, other than those relating to historical information or current conditions, are forward-looking statements. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond control of Merck KGaA, Darmstadt, Germany, which could cause actual results to differ materially from such statements.
Risks and uncertainties relating to the proposed transaction with Sigma-Aldrich Corporation (“Sigma-Aldrich”) include, but are not limited to: the risk Sigma-Aldrich’s shareholders do not approve the transaction; uncertainties as to the timing of the transaction; the risk that regulatory or other approvals required for the transaction are not obtained or are obtained subject to conditions that are not anticipated; competitive responses to the transaction; litigation relating to the transaction; uncertainty of the expected financial performance of the combined company following completion of the proposed transaction; the ability of Merck KGaA, Darmstadt, Germany, to achieve the cost-savings and synergies contemplated by the proposed transaction within the expected time frame; the ability of Merck KGaA, Darmstadt, Germany, to promptly and effectively integrate the businesses of Sigma-Aldrich and Merck KGaA, Darmstadt, Germany; the effects of the business combination of Merck KGaA, Darmstadt, Germany, and Sigma-Aldrich, including the combined company’s future financial condition, operating results, strategy and plans; the implications of the proposed transaction on certain employee benefit plans of Merck KGaA, Darmstadt, Germany, and Sigma-Aldrich; and disruption from the proposed transaction making it more difficult to maintain relationships with customers, employees or suppliers.
Additional risks and uncertainties include, but are not limited to: the risks of more restrictive regulatory requirements regarding drug pricing, reimbursement and approval; the risk of stricter regulations for the manufacture, testing and marketing of products; the risk of destabilization of political systems and the establishment of trade barriers; the risk of a changing marketing environment for multiple sclerosis products in the European Union; the risk of greater competitive pressure due to biosimilars; the risks of research and development; the risks of discontinuing development projects and regulatory approval of developed medicines; the risk of a temporary ban on products/production facilities or of non-registration of products due to non-compliance with quality standards; the risk of an import ban on products to the United States due to an FDA warning letter; the risks of dependency on suppliers; risks due to product-related crime and espionage; risks in relation to the use of financial instruments; liquidity risks; counterparty risks; market risks; risks of impairment on balance sheet items; risks from pension obligations; risks from product-related and patent law disputes; risks from antitrust law proceedings; risks from drug pricing by the divested Generics Group; risks in human resources; risks from e-crime and cyber attacks; risks due to failure of business-critical information technology applications or to failure of data center capacity; environmental and safety risks; unanticipated contract or regulatory issues; a potential downgrade in the rating of the indebtedness of Merck KGaA, Darmstadt, Germany, or Sigma-Aldrich; downward pressure on the common stock price of Merck KGaA, Darmstadt, Germany, or Sigma-Aldrich and its impact on goodwill impairment evaluations; the impact of future regulatory or legislative actions; and the risks and uncertainties detailed by Sigma-Aldrich with respect to its business as described in its reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”).
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included elsewhere, including the Report on Risks and Opportunities Section of the most recent annual report and quarterly report of Merck KGaA, Darmstadt, Germany, and the Risk Factors section of Sigma-Aldrich’s most recent reports on Form 10-K and Form 10-Q. Any forward-looking statements made in this communication are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. Except to the extent required by applicable law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
Important Additional Information
This communication is being made in respect of the proposed merger transaction involving Sigma-Aldrich and Merck KGaA, Darmstadt, Germany. The proposed merger will be submitted to the stockholders of Sigma-Aldrich for their consideration. In connection therewith, Sigma-Aldrich intends to file relevant materials with the SEC, including a preliminary proxy statement and a definitive proxy statement. The definitive proxy statement will be mailed to the stockholders of Sigma-Aldrich. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the proxy statement, any amendments or supplements thereto and other documents containing important information about Sigma-Aldrich, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Sigma-Aldrich will be available free of charge on Sigma-Aldrich’s website at www.sigmaaldrich.com under the heading “SEC Documents” within the “Investor Info” section in the “Investors” portion of Sigma-Aldrich’s website. Shareholders of Sigma-Aldrich may also obtain a free copy of the definitive proxy statement by contacting Sigma-Aldrich’s Investor Relations Department at +1 (314) 898 4643.
Sigma-Aldrich and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Sigma-Aldrich is set forth in its proxy statement for its 2014 annual meeting of stockholders, which was filed with the SEC on March 21, 2014, its annual report on Form 10-K for the fiscal year ended December 31, 2013, which was filed with the SEC on February 6, 2014, and in subsequent documents filed with the SEC, each of which can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation of the stockholders of Sigma-Aldrich and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the preliminary and definitive proxy statements and other relevant materials to be filed with the SEC when they become available.
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M Merck KGaA
Darmstadt Germany
What we aim for: Our mission
Our aspiration is to make great things happen. With our research-driven specialty businesses, we help patients, customers, partners and our communities around the world to live a better life. We deliver entrepreneurial success through innovation.

M Merck KGaA
Darmstadt Germany
What guides us: Our values
Everything we do is based on our six company values. Courage opens the door to the future, Achievement makes our entrepreneurial success possible, Responsibility determines our entrepreneurial actions, Respect is the foundation of any partnership, Integrity ensures our credibility, and Transparency makes mutual trust possible.

M Merck KGaA
Darmstadt Germany
Founded in 1668
66 countries
Business fields: Pharmaceuticals, life
sciences, performance materials
over 38,000 employees
€1.5 billion invested in R&D in 2013
€11.1 billion total revenues in 2013

M Merck KGaA
Darmstadt Germany
EMD
MERCK
We are Merck – the original
In 1887, Merck opened its own office in New York, which gave rise to the subsidiary Merck & Co. three years later. As a result of World War I, this subsidiary was expropriated in 1917 and has been an independent company ever since 1917. Merck – the original – holds the global rights to the Merck name and brand.
Exceptions are Canada and the United States, where we are known under the EMD brand, which stands for “Emanuel Merck Darmstadt”.

M Merck KGaA
Darmstadt Germany
A strong financial basis
Sales in € billion
7.4 8.9 9.9 10.7 10.7
2009 2010 2011 2012 2013
EBITDA pre one-time items in € billion
1.7 2.5 2.7 3.0 3.3
2009 2010 2011 2012 2013
Sales in € billion by business
25% Merck Millipore 2.63
53% Merck Serono 5.69
15% Performance Materials 1.64
7% Consumer Health 0.74
Market capitalization* in € billion
14.2 13.0 16.7 21.7 28.3
2009 2010 2011 2012 2013
* Based on the theoretical number of shares (217.4 million)
7 Living Innovation since 1668 | 24 July 2014

M Merck KGaA
Darmstadt Germany
We are global
We operate around the world and have a strong presence in the emerging markets. In 2013, we generated 36% of our sales in these global growth markets - a share that is likely to increase further.
114 nationalities are represented at Merck and our employees work at sites in 66 countries around the world.
Sales by region 2013 in € million
8% Rest of World (incl. Japan) 842
37% Europe 3,985
36% Emerging Markets 3,796
19% North America 2,078
Employees by region 2013
(as of December 31)
4% Rest of World (incl. Japan) 1,542 employees
52% Europe
20,013 employees
31% Emerging Markets
11,688 employees
13% North America
4,911 employees
8

M Merck KGaA
Darmstadt Germany
Well positioned across our businesses
Pharmaceuticals
Global leader in fertility medicine
World’s largest supplier of drugs to treat thyroid disorders
Global leader in probiotic vitamins (Bion®)
Global leader in B vitamins (Neurobion®)
European leader in pregnancy vitamins (Femibion®)
Performance Materials
Global technology leader in liquid crystals for displays
Global leader in effect pigments
One of the leading suppliers of high-tech materials for the electronics industry
Life sciences
Global leader in bioprocessing solutions
Global leader in lab water
Global leader in chemical solutions for the pharma industry
The only company in the world capable of developing imaging flow cytometry systems
9 Living Innovation since 1668 | 24 July 2014

M Merck KGaA
Darmstadt Germany
Global research
In 2013, we invested nearly € 1.2 billion in R&D at Merck Serono in order to develop even better treatment options. More than 2,300 experts work at our research hubs in Darmstadt, Boston, Beijing and Tokyo, and we maintain close partnerships with biotech companies and universities.

M Merck KGaA
Darmstadt Germany
2 million Merck babies
Many couples need help in making their dream of becoming parents come true. Merck is a global leader in fertility medicine. An estimated 2 million babies have been born thanks to products we offer, such as Gonal-f®.

M Merck KGaA
Darmstadt Germany
High-Tech pharma production
Our biotech center in Vevey, Switzerland is one the largest and most modern biotech facilities in the world. Here, we produce biotech products for clinical research and commercialization. This includes the active ingredient in our multiple sclerosis drug Rebif®.

M Merck KGaA
Darmstadt Germany
Nasivin on the moon
Weightlessness in outer space causes the nasal mucous membranes to swell – something that is just as unpleasant for astronauts as it is for cold sufferers on Earth. NASA therefore started equipping the medical kits of its space missions with oxymetazoline (known as Nasivin®) with the Apollo space mission in 1969.

M Merck KGaA
Darmstadt Germany
We make future visible
From touch screens to 3D televisions: We have played a part in all key display innovations. And we are continuing our research. For example, we are developing flexible screens, holographic displays and 3D viewing experiences without the need for special glasses. At our Displaying Future seminars, we regularly exchange information on future trends with scientists, designers and display manufacturers.

M Merck KGaA
Darmstadt Germany
You can eat our pigments
Our pigments are used to great effect in the food and beverage industry. For example, our Candurin® pigments give a special silver shine to Magnum’s anniversary edition “Magnum Silver 25”.

M Merck KGaA
Darmstadt Germany
Muse® –
Our inspiration for your research
The Muse® cell analyzer provides real-time data on important cell health parameters. There is no longer any need for time-consuming individual measurements of parameters such as cell count and viability, apoptosis and cell cycle. These values can now be read from the display easily, quickly and very precisely.
In 2012 the Muse cell analyzer received the prestigious Red Dot Design Award.

M Merck KGaA
Darmstadt Germany
Keeping things clean
Safety and purity have top priority in pharmaceutical manufacture, which is why our products meet the highest quality standards. And we ensure that this applies to the final product as well. With our Milliflex® system, microbial contamination can be detected quickly and easily.

M Merck KGaA
Darmstadt Germany
Making sure food is safe
Our analysis products are used by food manufacturers in order to continuously monitor the quality of their goods. For example, our high-purity reagents and chromatography systems support compliance with the very stringent international food regulations. We offer solutions to ensure that the food on supermarket shelves is really safe.

M Merck KGaA
Darmstadt Germany
OUR RECIPE FOR SUCCESS
THE ABILITY TO CHANGE
M

M Merck KGaA
Darmstadt Germany
1668 – A new horizon
In 1668, Friedrich Jacob Merck purchased the Engel-Apotheke (Angel Pharmacy) in Darmstadt, which would become the historic core of the company. This makes Merck the world’s oldest pharmaceutical and chemical company. The Angel Pharmacy exists to this day and is a state-of-the-art pharmacy that is still owned by the Merck family.

M Merck KGaA
Darmstadt Germany
From pharmacy to global company
In 1816, Emanuel Merck took over the “Engel Apotheke” and initiated the transformation from a manual pharmacy craftsmanship to a research-based industrial company. He started the industrial-scale manufacture of his products, offered a collection of alkaloids for researchers and physicians, and established business relations in other European countries.

M Merck KGaA
Darmstadt Germany
2007: Acquisition of Serono
Merck Serono is the biopharmaceutical division of Merck. The acquisition of Serono in 2007 expanded our portfolio of prescription medicines.
Today, we use our knowledge and experience to develop specialist therapies to treat cancer, multiple sclerosis, infertility, metabolic disorders and cardiovascular disease. Our research also extends to immuno-oncology and immunology.

M Merck KGaA
Darmstadt Germany
2010: Acquisition of Millipore
Through the acquisition of Millipore, we have become a global leader in the life science sector.
With more than 60,000 products for the life science industry, we offer solutions to make scientific research and biotech manufacturing easier, more efficient and more successful.

M Merck KGaA
Darmstadt Germany
2014: Acquisition of AZ Electronic Materials
AZ is a leading provider of high-tech materials for the electronics industry. With the integration of this business, we are complementing our display expertise and are able to offer our customers more comprehensive and complete solutions.

M Merck KGaA Darmstadt Germany
OUR RECIPE FOR SUCCESS
THE ABILITY TO INNOVATE
M

M Merck KGaA Darmstadt Germany
Carrots in the television - our LC story
Liquid crystals were discovered by chance in 1888 - in carrots. Shortly afterwards, Merck embarked on research and produced high-purity liquid crystals. Yet their technological application in LC displays came only in the 1960s.
Today, we are a global technology leader in liquid crystals. Our products are used in more than half of all flat-screen televisions, smartphones and tablet computers.

M Merck KGaA Darmstadt Germany
Organic high-tech
We are researching the next generation of materials for lighting and displays - organic light-emitting diodes (OLEDs). Not only are they extremely energy-efficient, they also provide brilliant colors and sharp images from every viewing angle - which makes them ideal for the flexible and curved displays of the future.

M Merck KGaA Darmstadt Germany
Anchoring innovation at the heart of Merck
In time for our 350-year anniversary, we are re-modeling our corporate headquarter in Darmstadt. At the heart of this will be an innovation center to ensure that Merck remains the innovative company that it is.

M Merck KGaA Darmstadt Germany
OUR RECIPE FOR SUCCESS
RESPONSIBLE ENTREPRENEURSHIP
M

M Merck KGaA Darmstadt Germany
We unite the best of two worlds
Merck KGaA
Total capital 100%
Merck Family
Equity interest 70.3%
Family-owned for 12 generations
Shareholders
Share capital 29.7%
Publicly traded since 1995 DAX member since 2007
30 Living Innovation since 1668 | 24 July 2014

M Merck KGaA Darmstadt Germany
We’ve got something against worms
More than 200 million people in Africa suffer from the tropical disease schistosomiasis, resulting in 200,000 deaths a year. In children, the parasitic worm disease stunts growth and reduces their ability to learn.
Together with the WHO, we have taken up the fight against this condition. Thanks to our praziquantel tablets,
38 million children have already received treatment.
And we intend to continue the fight - until schistosomiasis has been eliminated in Africa.

M Merck KGaA Darmstadt Germany
Minilabs - Fighting counterfeit drugs
Millions of people depend on crucial medications, but - unknown to them - end up taking a pill made of nothing more than flour, sugar or sawdust. This happens because up to 30% of medicines sold worldwide are counterfeit. However, counterfeits can be quickly and easily detected using the GPHF-Minilab, a compact analysis kit in a suitcase.
Thanks to Merck, more than 600 Minilabs are being used in over 80 countries to detect counterfeit antibiotics, antimalarials, and analgesics. We also provide training on how to properly use the kits.

M Merck KGaA
Darmstadt Germany
Committed to clean water
When it comes to fast and precise analysis, we have been a leading specialist for more than 100 years. From A for Arsenic to Z for Zinc, our devices and test kits analyze the substances in water with the utmost precision.
After all, we want people everywhere to have access to safe drinking water.

M Merck KGaA
Darmstadt Germany
20% less by 2020
Climate protection concerns each and every one of us. We have therefore set ourselves the goal of reducing our greenhouse gas emissions by 20% by 2020, relative to the 2006 baseline. We do so by making our processes more efficient and conserving energy in our production plants. Through our Group-wide program EDISON, we are aiming to reduce our CO2 emissions by up to 64,000 metric tons per year in the medium term.

M Merck KGaA
Darmstadt Germany
Smart Windows - the green solution
Liquid crystals are not only highly suitable for use in displays. We are developing smart windows which, thanks to liquid crystals, can regulate the amount of sunlight entering a building. They ensure that the building stays pleasantly cool in the summer and help to heat it in the winter.

M Merck KGaA
Darmstadt Germany
We’re setting the tone
The Deutsche Philharmonie Merck consists of 80 professional musicians. It features a wide-ranging concert program involving numerous international performances and attracts more than 20,000 music lovers per year. Tickets are available at www.philharmonie-merck.de.

M Merck KGaA
Darmstadt Germany
Our ambitions for 2018
For our 350th anniversary, we want to be known for innovation, quality, as well as performance and efficiency. We want to be liked for customer orientation, our entrepreneurial spirit, and for the career opportunities that we offer. And we want to be respected for our values, our responsibility and sustainability, as well as for thinking beyond generations.

M Merck KGaA
Darmstadt Germany
IN A NUTSHELL
M
38 Living Innovation since 1668 | 24 July 2014

M Merck KGaA
Darmstadt Germany
Merck - Living Innovation since 1668
The best of two worlds: Family ownership
& Publicly traded
A successful mix:
& Maintaining our traditions
Being able to change
A sustainable strategy:
Dynamic and innovative & entrepreneurship Corporate responsibility
39 Living Innovation since 1668 | 24 July 2014

M Merck KGaA
Darmstadt Germany
CONTACT
MERCK
Frankfurter Strasse 250 64293 Darmstadt, Germany www.merckgroup.com
PHONE +49 6151 72-0
FAX +49 6151 72-2000
Status: June 2014, published by Merck, Group Communications